Exhibit 99.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CytRx Corporation (the “Company”) on Form 10-Q/A for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven A. Kriegsman, Chief Executive Officer and interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date of filing of the original Form 10-Q for the period ending June 30, 2002.

I became the Company’s Chief Executive Officer and interim Chief Financial Officer on July 16, 2002 and was not an officer or director of the Company during the time period covered by the Report.

A signed original of this written statement required by Section 906 has been provided to CytRx Corporation and will be retained by CytRx Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ STEVEN A. KRIEGSMAN

Steven A. Kriegsman Chief Executive Officer and Interim Chief Financial Officer
March 31, 2003